Exhibit 3.86

AMENDED AND RESTATED BYLAWS OF

BECKHAM RANCH, INC.

ARTICLE I

CORPORATE OFFICE

The principal office of the corporation shall be located in the Tulsa, Oklahoma.  The corporation may have such other offices, either within or without the State of New Mexico as the business of the corporation may require from time to time.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1  Annual Meeting.  The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the registered office of the corporation or at such other place within or without the State of New Mexico as shall be set forth in the notice of meeting.  The meeting shall be held on the second Tuesday in the month of November of each year, beginning with the year 2018, at the hour of 9:30 a.m.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.  Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.  If the election of directors is not held on the day designated herein for any annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2  Special Meeting.  Special meetings of shareholders other than those regulated by statute, may be called at any time by the president, the chairman of the Board of Directors if a chairman is elected, the Board of Directors, any vice president acting as president pursuant to these Bylaws, and the holders of not less than twenty-five (25%) percent of all the outstanding shares entitled to vote at such special meeting.  Special meetings shall be held at the registered office of the corporation or at such place within or without the State of New Mexico as shall be set forth in the notice of meeting.

Section 3  Notice of Meeting.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting.  If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.  Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of the meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because a meeting is not lawfully called or convened.

A waiver of notice signed by all shareholders entitled to vote at the meeting may designate any time or place, either within or without the State of New Mexico, as the time and place or the holding of such meeting.

Section 4  Meeting of All Shareholders.  If all of the shareholders entitled to vote shall meet at a time and place, either within or without the State of New Mexico, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

Section 5  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed fifty (50) days.  If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of the shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, the date to be not more than (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof.

Section 6  Voting List.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each, which list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  The list shall also be produced and kept open at the time and place of meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the lists or transfer books or to vote at any meeting of shareholders.  Failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting.  An officer or agent having charge of the stock transfer books who fails to prepare the list of shareholders, or keep it on file for a period of ten (10) days, or produce and keep it open for inspection at the meeting, as provided in this section is liable to any shareholder suffering damage on account of the failure, to the extent of the damage.

Section 7  Quorum of Shareholders.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.  A quorum, once attained at a meeting, shall be deemed to continue until adjournment notwithstanding the voluntary withdrawal of enough shares to leave less than a quorum.  If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a vote of a greater number is required by law, these Bylaws or the articles of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, shareholders entitled to vote thereat, present in person or represented by proxy shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented.  At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 8  Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation.

Section 9  Voting of Shares by Certain Holders.

(a)                                 Neither treasury shares, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of the other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

(b)                                 Shares standing in the name of another corporation, domestic or foreign, may be voted by any officer, agent or proxy as the Bylaws of such corporation prescribed, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

(c)                                  Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy, without a transfer of the shares into his name.  Shares standing in the name of a trustee, or a custodian for a minor, may be voted by him, either in person or by proxy, but only after a transfer of the shares into his name.

(d)                                 Shares standing in the name of a receiver or bankruptcy trustee may be voted by the receiver or bankruptcy trustee, and shares held by or under the control of a receiver or bankruptcy trustee may be voted by him without transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which the receiver or bankruptcy trustee was appointed.

(e)                                  A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee may vote the shares so transferred.

(f)                                   Shares standing in the name of a partnership may be voted by any partner, and shares standing in the name of a limited partnership may be voted by any general partner.

(g)                                  Shares standing in the name of a person as life tenant may be voted by him, either in person or by proxy.

(h)                                 From the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, the shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 10  Proxies.  Every proxy must be written, dated, and signed by the shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided in the proxy.  Unless as otherwise provided in the proxy or by law, every proxy shall be revocable at the pleasure of the shareholder executing it.

Section 11  Written Consent.  Any action required to be taken at a meeting of the shareholders may be taken without a meeting, and the vote of shareholders may be dispensed with, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the corporate action being taken.

ARTICLE III

DIRECTORS

Section 1  General Powers.  The business and affairs of the corporation shall be managed by the Board of Directors.

Section 2  Number, Tenure and Qualifications.  The number of directors of the corporation shall be established by resolution of the Board of Directors.  The number of directors may be increased or decreased from time to time in the same manner, but no decrease shall have the effect of shortening the term of any incumbent director.  The term of office of each director shall be until the next annual meeting of the shareholders, and each director shall hold office for the term for which he is elected and until his successor has been elected and qualified.  Directors need not be residents of the State of New Mexico or shareholders of the corporation.

Section 3  Duties and Powers.  The Board of Directors shall have control and management of the business and affairs of the corporation.  The directors shall in all cases act as a Board, regularly convened, and, in the transaction of business, the act of a majority present at a meeting except as otherwise provided by law, these Bylaws or the articles of incorporation shall be the act of the Board, provided a quorum is present.  The directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with law or these Bylaws.

Section 4  Regular Meetings.  A regular meeting of the Board of Directors, for the purpose of electing or appointing officers and for the transaction of any other business which may come before the meeting, shall be held without other notice than these bylaws, immediately after, and at the same place, as the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of New Mexico, for the holding of additional regular meetings without other notice than such resolution.

Section 5  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the president at any time.  The president or secretary shall, upon a written request of at least one-half (1/2) the number of directors, call a special meeting to be held not more than seven (7) days after the receipt of such request.  The president may fix any place, either within or without the State of New Mexico as a place for holding any special meeting of the Board of Directors.

Section 6  Meetings by Telephone Conference Calls.  Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting by the aforesaid means shall constitute presence in person at such meeting.

Section 7  Notice.  Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his last known post office address, or sent by telecopy.  If mailed, such notice shall be deemed to be delivered three (3) days after it is deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid.  If notice is given by telecopy, such notice shall be deemed to be delivered when the telecopy is sent.  Any director may waive notice of any meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8  Quorum.  A majority of the number of directors shall constitute a quorum for the transaction of business at any regular or special meeting.  A quorum, once attained at a meeting, shall be deemed to continue until adjournment notwithstanding a voluntary withdrawal of enough directors to leave less than a quorum.  The act of the majority of the directors present at a meeting at which a quorum is present, unless otherwise provided by law, these Bylaws or the articles of incorporation, shall be the act of the Board of Directors.  If less than a majority of the directors are present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 9  Manifestation of Dissent.  A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 10  Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 11  Removal of Directors.  At a shareholders’ meeting called expressly for that purpose, one or more directors, or the entire Board of Directors, may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

Section 12  Resignation.  Any director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance.

Section 13  Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one (1) or more other committees each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.  The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 14  Written Consent.  Any action required by the Business Corporation Act to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.  The consent shall have the same effect as a unanimous vote.

ARTICLE IV

OFFICERS

Section 1  Officers and Qualifications.  The officers of this corporation shall consist of a president, one or more vice presidents, (the number thereof to be determined by the Board of Directors from time to time), a secretary and a treasurer, each of whom shall be elected by the Board of Directors at the time and in the manner prescribed by these Bylaws.  Other officers and assistant officers and agents deemed necessary may be elected or appointed by the Board of Directors or chosen in the manner prescribed by these Bylaws.  Any two (2) or more offices may be held by the same person.  All officers and agents of the corporation, as between themselves and the corporation, shall have the authority and shall perform the duties in the management of the corporation as provided in these Bylaws, or as determined by the resolution of the Board of Directors not inconsistent with these Bylaws.

Section 2  Election and Term.  All officers of the corporation shall be elected annually by the Board of Directors at its regular meeting held immediately after the annual meeting of shareholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his successor has been duly elected and qualified, or until removed as hereinafter provided.

Section 3  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors.

Section 4  Removal.  Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5  Duties of Officers.  The duties and powers of the officers of the corporation shall be as follows and that shall hereafter be set by resolution of the Board of Directors:

Section 6  Vacancies.  All vacancies in any office shall be filled promptly by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

Section 7  Compensation of Officers.  The officers shall receive such salary or compensation as may be fixed by the Board of Directors.  No officers shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation.

ARTICLE V

SHARES

Section 1  Certificates.  The shares of the corporation shall be represented by certificates prepared by the Board of Directors and signed by the president or the vice president, and the secretary or an assistant secretary, and sealed with the seal of the corporation or a facsimile.  The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof or on a stock record page shall be entered the name of the person to whom the shares represented by each such certificate are issued, the number of such shares, and the date of issue.  Each certificate shall state the registered holder’s name, the number of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, stolen or destroyed certificate, a new one may be issued therefor in accordance with Section 6 of this Article.

Section 2  Subscriptions.  Subscriptions for shares shall be paid at such times and in such installments as the Board of Directors shall determine.  If default shall be made in the payment of any installment as required by such resolution, the Board of Directors may declare the shares and all previous payments thereon forfeited for the use of the corporation, in the manner prescribed by law.

Section 3  Legends.  Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders in the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 4  Transfer of Shares.  Transfer of shares will be registered on the books of the corporation maintained for that purpose upon presentation of share certificates appropriately endorsed.  The corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.  The person in whose name the shares stand on the books of the corporation shall be deemed the owner thereof for all purposes.

Section 5  Returned Certificates.  All certificates for shares changed or returned to the corporation for transfer shall be marked by the secretary “Cancelled” with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue.  The returned certificate may be inserted in the certificate book.

Section 6  Lost, Stolen or Destroyed Certificates.  The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

ARTICLE VI

DIVIDENDS

The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the corporation, subject to the restrictions and limitations imposed by law whenever in the exercise of its discretion it may deem such declaration advisable.  Such dividends may be paid in cash, property, or shares of the corporation.

ARTICLE VII

FISCAL YEAR

The corporation shall have a fiscal year, which shall be determined by the Board of Directors during the first twelve (12) months of operation of the corporation.  Such fiscal year shall end on the last day of any one calendar month, and shall begin the first day of the next succeeding calendar month.

ARTICLE VIII

WAIVER OF NOTICE

Whenever under the provisions of these Bylaws or of any statute any shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every shareholder or director entitled to such notice in writing waives the requirements of these Bylaws in respect thereto.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended, repealed or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board.

The foregoing Bylaws were adopted pursuant to the Agreement and Plan of Merger by and between the corporation and NGL Ranch Holdings, Inc., made effective upon the filing or the Articles of Merger on September 12, 2018.

/s/ H. Michael Krimbill
H. Michael Krimbill, President

/s/ Kurston McMurray
Kurston McMurray, Secretary